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                                                                   EXHIBIT 23.18


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-47672, 333-44702, 333-32214, 333-39908 and
333-85553), Form S-4 (File Nos. 333-68694 and 333-75206) and Form S-3 (File No.
333-85211) of Devon Energy Corporation of our report dated January 28, 2000, except for Note 2 which is as of October 30, 2000, relating to the consolidated financial statements of Santa Fe Snyder Corporation, which appears in the December 31, 2000 Annual Report on Form 10-K/A of Devon Energy Corporation.



/s/ PricewaterhouseCoopers LLP

Houston, Texas
December 19, 2001